                                                                     EXHIBIT 3.3

                       OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA


                           CERTIFICATE OF TRANSCRIPT

     I, the undersigned Secretary of State of the State of Oklahoma, do hereby certify that the annexed transcript has been compared with the record on file in my office of which it purports to be a copy, and that the same is full, true and correct copy of:

     CERTIFICATE OF INCORPORATION

     AND

     ALL AMENDMENTS THERETO

     OF

     APR CORPORATION


                         In testimony whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Oklahoma, done at the City of Oklahoma City this 14/th/, day of November, A.D. 1997.


                         _____________________________________________
                         Secretary of State



                         By: _________________________________________

                       OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA

                         CERTIFICATE OF INCORPORATION

     WHEREAS, the Certificate of Incorporation, executed and acknowledged by

                                APR CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

     NOW, THEREFORE, I, the undersigned Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

     IN TESTIMONY WHEREOF, I hereto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                         Filed in the City of Oklahoma City this 29/th/ day of OCTOBER ,1992.


                         _____________________________________________
                         Secretary of State



                         By: _________________________________________

FEE:  $1.00 PER $1,000.00
On Authorized Capital
MINIMUM FEE: $50.00

                         CERTIFICATE OF INCORPORATION
                                   (PROFIT)

FILE IN DUPLICATE

PRINT CLEARLY

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA

1.   The name of this corporation is:

APR Corporation
--------------------------------------------------------------------------------
(Please refer to procedure sheet for statutory words required to be included in the corporate name.)

2. The address of the registered office in the State of Oklahoma and the name of the registered agent at such address are:

David Shear       16 South Pennsylvania          Oklahoma City, OK         73107
--------------------------------------------------------------------------------
   NAME           NUMBER & STREET ADDRESS        CITY       COUNTY      ZIP CODE
              (P.O. BOXES ARE NOT ACCEPTABLE.)
                              ---

3.   The duration of the corporation is:

                     Perpetual
--------------------------------------------------------------------------------
     (Perpetual unless otherwise stated)

4.   The purpose or purposes for which the corporation is formed are:

     to engage in any lawful act or activity for which corporations may be organized under the general corporation law of Oklahoma, and by such statement all lawful acts and activities shall be within the purposes of the corporation.

5. The aggregate number of shares which the corporation shall have the authority to issue, the designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

NUMBER OF SHARES         SERIES            PAR VALUE PER SHARE

                         None         (Or, if without par value, so
                                                 state)
Common   XX                                        .10
       -------------

Preferred
          ----------

TOTAL NO. SHARES: 100,000 TOTAL AUTHORIZED CAPITAL: 10,000
                  -------                           ------

6. If the powers of the incorporator(s) are to terminate upon the filing of the certificate of incorporation, the names and mailing addresses of the persons who are to serve as directors:

                                                                   ZIP
      NAME         MAILING ADDRESS          CITY         STATE     CODE
      ----         ---------------          ----         -----     -----
Jack E. Golsen     1299 Glenbrook      Oklahoma City,    OK        76113
                   Terrace

Barry H. Golsen    11209 Thorn         Oklahoma City,    OK        73120
                   Ridge

David R. Goss      12900 Cedar         Oklahoma City,    OK        73101
                   Springs Road

7.   The name and mailing address of the undersigned incorporator(s):

                                                                   ZIP
    NAME           MAILING ADDRESS          CITY         STATE     CODE
    ----           ---------------          ----         -----     -----


Heidi Brown        16 South            Oklahoma City,    OK        73107
                   Pennsylvania

     THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Oklahoma does certify that the facts herein stated are true, and has accordingly hereunto set my hand this _____ day of __________ , 19____.


                                       _________________________________________
                                                       Signature


                                       _________________________________________
                                                       Signature

                       OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA


                             CERTIFICATE OF MERGER

     WHEREAS,  APR CORPORATION
              ------------------------------------------------------------------

_______________________________________________________________________________,

a corporation organized under the laws of the State of Oklahoma, has filed in
                                                       --------
the office of the Secretary of State duly authenticated evidence of a merger whereby said corporation is the surviving corporation, as provided by the laws of the State of Oklahoma.

     NOW, THEREFORE, I, the undersigned Secretary of State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this Certificate evidencing such merger.

     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                         Filed in the City of Oklahoma City this 4/th/ day of February, 1993.


                         _____________________________________________
                         Secretary of State



                         By:__________________________________________

FEE: $50.00

                                  CERTIFICATE
                                      OF
                                    MERGER
                                      OR
                                 CONSOLIDATION

PLEASE PRINT CLEARLY
FILE IN DUPLICATE

TO:  THE OKLAHOMA SECRETARY OF STATE
     101 State Capitol
     Oklahoma City, OK  73105

PLEASE NOTE:   Use this form ONLY when one more corporations, incorporated under
                             ----
the laws of a jurisdiction other than Oklahoma merge with one or more Oklahoma corporations and the surviving or resulting corporation is an OKLAHOMA
                                                              --------
corporation. This form MUST be filed with a letter from the Oklahoma Tax
                       ----
Commission stating that the franchise tax, due yearly, has been paid for the current fiscal year for each corporation involved in the merger or consolidation. IF the authorized capital of the surviving or resulting corporation is increased to a figure greater than the combined authorized of all corporations involved plus $50,000.00, the filing fee shall be equal to one-tenth (1/10th of 1%) of such increase. IF the surviving corporation is a NOT FOR PROFIT corporation, the filing fee shall be $25.00.

A. This merger or consolidation is being filed pursuant to Section 1082 of the Oklahoma General Corporation Act. PLEASE CONSULT THIS ACT CAREFULLY.

B. The Agreement of Merger or Consolidation, adopted, approved, certified, executed and acknowledged by each of the constituent corporations if ATTACHED
                                                                     --------
HERETO. In this case of a consolidation, the certificate of incorporation of the
-------
resulting corporation shall be as is set forth in an attachment.

                                      OR
                                      --

C. IN LIEU OF filing an executed agreement of merger or consolidation, the surviving or resulting corporation hereby states and certifies as follows:

1. The name and state of incorporation of each of the constituent corporations are:

             NAME OF CORPORATION      STATE OF INCORPORATION

               APR Corporation                   Oklahoma

               APR Corporation                   Illinois

________________________________________________________________________________

________________________________________________________________________________

2. An agreement of merger or consolidation (circle one) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 1082 of the Oklahoma General Corporation Act. In the case of each foreign corporation, the agreement shall be adopted, approved, executed and acknowledged in accordance with the laws under which it is organized.

3.   The name of the surviving or resulting corporation is:

     APR Corporation
________________________________________________________________________________

4.    XX   If there are no amendments, the certificate of incorporation of the
     ----
surviving corporation shall be its certificate of incorporation.

     OR
     --

     _____ The certificate of incorporation of the surviving corporation is amended by the terms of the agreement of merger as follows:

a.   As amended, the name of the corporation is:

________________________________________________________________________________

b. As amended, the address of the registered office in the state of Oklahoma and the name of the registered agent at such address is:

________________________________________________________________________________
     Name         Street Address            City         County         Zip Code
             (P.O. Boxes are NOT acceptable.)
                             ---

c.   As amended, its period of duration is: ____________________________________

________________________________________________________________________________

d.   As amended, the purpose or purposes of the corporation are:

e. As amended, the aggregate number of shares which the corporation shall have authority to issue, the designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

NUMBER OF SHARES          CLASS                   PAR VALUE PER SHARE
----------------          -----
                                             Or, if no par value, so state
                                             -----------------------------
Common ___________        _____________

Preferred ________        _____________

TOTAL NO. SHARES: ____________ TOTAL AUTHORIZED CAPITAL: $_______

                         CONTINUATION OF SOS FORM 0024
                            MERGER OR CONSOLIDATION

5. In the case of a consolidation, the certificate of incorporation of the resulting corporation shall be as is set forth in the attachment.
                                                      ----------

6. The executed agreement of merger or consolidation is on file at the principal place of business of the surviving corporation at the following address:

     16 South Pennsylvania          Oklahoma City,  Oklahoma               73107
--------------------------------------------------------------------------------
     Street Address                 City            State               Zip Code

7. A copy of the agreement of merger or consolidation will be furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation.

8. The authorized capital stock of each constituent corporation which is not a corporation of this state:

                                NO. OF
NAME OF CORPORATION        SHARES AUTHORIZED      PAR VALUE PER SHARE
-------------------        -----------------      -------------------
APR Corporation                 100,000            Without Par Value
(Illinois corporation)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

     IN WITNESS WHEREOF, the surviving or resulting corporation has caused this certificate of merger or consolidation to be executed by its _________ President and attested by its ________ Secretary, this 18/th/ day of November, 1992.

_________________________________          _____________________________________
By                _____ President          (Please Print Name)


ATTEST:

_________________________________          _____________________________________
By                _____ Secretary          (Please Print Name)

                            OKLAHOMA TAX COMMISSION
                               STATE OF OKLAHOMA
                              2501 Lincoln Blvd.
                         Oklahoma City, Oklahoma 73194

ROBERT E. ANDERSON, Chairman
ROBERT V. CULLISON, Vice-Chairman
DON KILPATRICK, Sec'y-Member                                       BUSINESS TAX
                                                                  (405) 521-3161


January 20, 1993


John Kennedy
Secretary of State
State Capitol Building
Oklahoma City, OK 73105

RE:  APR CORPORATION

QUALIFIED:  10/29/92

Dear Mr. Kennedy:

This is to certify that the records of this office show that the referenced corporation has filed a Franchise Tax Return and is in good standing through June 30, 1993.

No certification is made as to any corporate Franchise Taxes which may be due but not yet assessed, nor which have been assessed and protested. This letter may not, therefore, be accepted for purposes of dissolution or withdrawal.

Sincerely,


Jeff Kiser, Supervisor
Franchise Tax Section

JK:jj